UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2011

VERA BRADLEY, INC.

(Exact name of registrant as specified in its charter)

Indiana	001-34918	27-2935063
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2208 Production Road, Fort Wayne, Indiana		46808
(Address of Principal Executive Offices)		(Zip Code)

(877) 708-8372

(Registrant’s telephone number, including area code)

None

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

As previously disclosed in the Form 8-K filed by Vera Bradley, Inc. (the “Company”) on August 4, 2011, the Board of Directors (the “Board”) unanimously elected Matthew McEvoy as director. Mr. McEvoy was not appointed to any Committees of the Board at that time. On October 20, 2011, the Board reconstituted its Committees as follows: (1) John E. Kyees (Chair), Matthew McEvoy and Richard Baum will serve as members of the Audit Committee; (2) Edward M. Schmults (Chair), Frances P. Philip and John E. Kyees will serve as members of the Compensation Committee; and (3) Frances P. Philip (Chair), Edward M. Schmults, Richard Baum and Stephen J. Hackman will serve as members of the Nominating and Corporate Governance Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vera Bradley, Inc.

Date: October 24, 2011	/s/ Jeffrey A. Blade
Jeffrey A. Blade
Executive Vice President – Chief Financial and Administrative Officer